                                                                     Exhibit (m)

                     PLAN ADMINISTRATION SERVICES AGREEMENT
                              AMENDED AND RESTATED

PLAN ADMINISTRATION SERVICES AGREEMENT ("Agreement") dated as of December 1, 2006, amended and restated June 15, 2009, by and among RiverSource Service Corporation, a Minnesota corporation ("RiverSource Service Corporation"), and each of the registrants (acting separately on behalf of their series) identified from time to time on Exhibit A hereto (each a "Fund" and collectively the "Funds").

                                  WITNESSETH:

WHEREAS, the Funds desire to offer their Class E, Class R2, Class R3, Class R4 and Class Y shares as funding options to retirement plans and to qualified tuition programs pursuant to Section 529 of the Internal Revenue Code ("529 plans") (retirement plans and 529 plans collectively referred to as "plans");

WHEREAS, plans are typically administered directly by financial institutions, third party record keepers or administrators ("third party administrators") who provide certain plan administration services including recordkeeping and communication/educational services to plan sponsors, plans and plan participants;

WHEREAS, the Funds desire that these plan administration services be provided by RiverSource Service Corporation, through third party administrators, to plan sponsors, plans and plan participants that invest in Class E, Class R2, Class R3, Class R4 and Class Y shares;

WHEREAS, the Funds recognize that these plan administration services benefit the plan participants with respect to their investment in the Funds, and therefore benefit the Funds; and

WHEREAS, in consideration for the rendering of these plan administration services, the Funds are willing to provide compensation to RiverSource Service Corporation to pay third party administrators, as set forth in this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements of the parties, the parties covenant and agree as follows:

1. PLAN ADMINISTRATION SERVICES. RiverSource Service Corporation shall enter into agreements with third party administrators to provide the services specified in Exhibit B, and such other services as are reflected in future amendments to Exhibit B from time to time (the "Plan Administration Services").

2. MAINTENANCE OF BOOKS AND RECORDS. RiverSource Service Corporation will preserve for each Fund all records required to be maintained as prescribed by the rules and regulations of the Securities and Exchange Commission in the manner and for the time periods prescribed by such rules. In the event of termination of this Agreement for any reason, all such records shall be returned promptly, without charge, to the appropriate Fund, free from any claim or retention of rights by RiverSource Service Corporation, except that RiverSource Service Corporation may retain copies of such records.

3. PLAN ADMINISTRATION SERVICES FEE. In consideration for the rendering of the Plan Administration Services, each Fund shall pay RiverSource Service Corporation with respect to Class E, Class R2, Class R3, Class R4 and Class Y shares, on an annual basis, a fee equal to the percentage set forth on Exhibit C attributable solely to the assets of the Fund's Class E, Class R2, Class R3, Class

Plan Administration Services Agreement
Page 2


     R4 and Class Y shares (the "Plan Administration Fee"). In no event shall the Plan Administration Fee be used for the purpose of distributing or marketing fund shares, including but not limited to advertising, compensation of underwriters, dealers and sales personnel, the printing and mailing of prospectuses to other than current account holders and the printing and mailing of sales literature. The parties to this Agreement expressly agree that the services provided under this Agreement do not include, and the amounts payable under this Agreement do not constitute, compensation for services relating to transfer agency services for the Funds. The Plan Administration Fee shall be accrued for each calendar day and the sum of the daily fee accruals shall be paid quarterly to RiverSource Service Corporation within five (5) calendar days of the last day of each quarter.

     The Board of Directors/Trustees ("Board") of each Fund will, on an annual basis, review the Plan Administration Services and the Plan Administration Fee and such other information as such Board may reasonably request.

4. SCOPE OF PLAN ADMINISTRATION SERVICES; REGULATORY AND BUSINESS AND INDUSTRY PRACTICE DEVELOPMENTS. The Plan Administration Services to be furnished by RiverSource Service Corporation include only those services described on Exhibit B. In the event that, because of regulatory developments, or new or modified business or industry practices, the Funds require services in addition to the Plan Administration Services, RiverSource Service Corporation will consider furnishing such additional services, with compensation for such additional services to be agreed upon with respect to each such occasion as it arises.

5. NON-EXCLUSIVITY. The services of RiverSource Service Corporation to the Funds hereunder are not to be deemed exclusive and RiverSource Service Corporation shall be free to render similar services to others.

6. STANDARD OF CARE. Neither RiverSource Service Corporation or any of its affiliates, nor directors, officers, stockholders, agents or employees of RiverSource Service Corporation or any of its affiliates, shall be liable or responsible to any Fund or its shareholders for any error of judgment, mistake of law or any loss arising out of any act or omission in the performance by RiverSource Service Corporation of its duties under this Agreement, except for liability resulting from willful misfeasance, bad faith, negligence or reckless disregard by RiverSource Service Corporation of its obligations and duties under this Agreement.

7. TERM, TERMINATION, AMENDMENT AND ASSIGNMENT. This Agreement shall begin on the date first written above and shall continue indefinitely. The Agreement may be terminated with respect to any Fund at any time, without payment of any penalty, by the Board which oversees the Fund upon 30 days' written notice to RiverSource Service Corporation. This Agreement may be terminated by RiverSource Service Corporation with respect to any Fund at any time upon 30 days' written notice to the Fund. This Agreement may be amended at any time by a written agreement executed by each party hereto and may be assigned with respect to any Fund only with the written consent of the Fund and RiverSource Service Corporation.

8. GOVERNING LAW. The provisions of this Agreement shall be construed and interpreted in accordance with the domestic substantive laws of the State of Minnesota, without giving effect to any conflicts or choice of laws rule or provision that would result in the application of the domestic substantive laws of any other jurisdiction.

Plan Administration Services Agreement
Page 3


9. SCOPE OF FUND'S OBLIGATIONS. A copy of the Declaration of Trust of each Fund (or trust of which the Fund is a series) organized as a Massachusetts business trust (each a "Trust"), is on file with the Secretary of State of The Commonwealth of Massachusetts. RiverSource Service Corporation acknowledges that the obligations of or arising out of this Agreement are not binding upon any of a Trust's trustees, officers, employees, agents or shareholders individually, but are binding solely upon the assets and property of the Trust in accordance with its proportionate interest thereunder. If this Agreement is executed by the Trust on behalf of one or more series of the Trust, RiverSource Service Corporation further acknowledges that the assets and liabilities of each series of the Trust are separate and distinct and that the obligations of or arising out of this Agreement are binding solely upon the assets or property of the series on whose behalf the Trust has executed this Agreement. RiverSource Service Corporation also agrees that obligations of each Fund hereunder shall be several and not joint, in accordance with its proportionate interest hereunder, and agrees not to proceed (by way of claim, set-off or otherwise) against any Fund for the obligations of another Fund.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year written above.

RIVERSOURCE BOND SERIES, INC.
RIVERSOURCE DIMENSIONS SERIES, INC.
RIVERSOURCE DIVERSIFIED INCOME SERIES, INC.
RIVERSOURCE EQUITY SERIES, INC.
RIVERSOURCE GLOBAL SERIES, INC.
RIVERSOURCE GOVERNMENT INCOME SERIES, INC.
RIVERSOURCE HIGH YIELD INCOME SERIES, INC.
RIVERSOURCE INCOME SERIES, INC.
RIVERSOURCE INTERNATIONAL MANAGERS SERIES, INC.
RIVERSOURCE INTERNATIONAL SERIES, INC.
RIVERSOURCE INVESTMENT SERIES, INC.
RIVERSOURCE LARGE CAP SERIES, INC.
RIVERSOURCE MANAGERS SERIES, INC.
RIVERSOURCE MARKET ADVANTAGE SERIES, INC.
RIVERSOURCE MONEY MARKET SERIES, INC.
RIVERSOURCE SECTOR SERIES, INC.
RIVERSOURCE SELECTED SERIES, INC.
RIVERSOURCE SERIES TRUST
RIVERSOURCE STRATEGIC ALLOCATION SERIES, INC.
RiverSource Strategy Series, Inc.
SELIGMAN CAPITAL FUND, INC.
SELIGMAN CASH MANAGEMENT FUND, INC.
SELIGMAN COMMON STOCK FUND, INC.
SELIGMAN COMMUNICATIONS AND INFORMATION FUND, INC.
SELIGMAN CORE FIXED INCOME FUND, INC.
SELIGMAN FRONTIER FUND, INC.
SELIGMAN GLOBAL FUND SERIES, INC.
SELIGMAN GROWTH FUND, INC.
SELIGMAN HIGH INCOME FUND SERIES
SELIGMAN INCOME AND GROWTH FUND, INC.
SELIGMAN LASALLE REAL ESTATE FUND SERIES, INC.
SELIGMAN TARGETHORIZON ETF PORTFOLIOS, INC.
SELIGMAN VALUE FUND SERIES, INC.

                                        RIVERSOURCE SERVICE CORPORATION


By: /s/ Patrick T. Bannigan             By: /s/ Lyn Kephart-Strong
    ---------------------------------       ---------------------------------
    Patrick T. Bannigan                     Lyn Kephart-Strong
    President                               President

Plan Administration Services Agreement
Page 4


                                                             As of June 15, 2009

Each Registrant is a Minnesota corporation except Seligman Capital Fund, Inc., Seligman Cash Management Fund, Inc., Seligman Common Stock Fund, Inc., Seligman Communications and Information Fund, Inc., Seligman Core Fixed Income Fund, Inc., Seligman Frontier Fund, Inc., Seligman Global Fund Series, Inc., Seligman Growth Fund, Inc., Seligman Income and Growth Fund, Inc., Seligman LaSalle Real Estate Fund Series, Inc., Seligman TargetHorizon ETF Portfolios, Inc., Seligman Value Fund Series, Inc., which are Maryland corporations and RiverSource Series Trust and Seligman High Income Fund Series, which are Massachusetts business trusts:

                                    EXHIBIT A

                                                                     CLASSES
                                                           ---------------------------
                           FUNDS                            E     R2    R3    R4    Y
--------------------------------------------------------   ---   ---   ---   ---   ---
RiverSource Bond Series, Inc.
   RiverSource Floating Rate                                --    --    --    R4    --
   RiverSource Income Opportunities                         --    --    --    R4    --
   RiverSource Inflation Protected Securities               --    R2    --    R4    --
   RiverSource Limited Duration Bond                        --    --    --    R4    --
RiverSource Dimensions Series, Inc.
   RiverSource Disciplined Small and Mid Cap Equity         --    --    --    R4    --
   RiverSource Disciplined Small Cap Value                  --    R2    R3    R4    --
RiverSource Diversified Income Series, Inc.
   RiverSource Diversified Bond                             --    R2    R3    R4    --
RiverSource Equity Series, Inc.
   RiverSource Mid Cap Growth                               --    --    --    R4    --
RiverSource Global Series, Inc.
   RiverSource Absolute Return Currency and Income          --    --    --    R4    --
   RiverSource Emerging Markets Bond                        --    --    --    R4    --
   RiverSource Global Bond                                  --    --    --    R4    --
   RiverSource Global Technology Fund                       --    --    --    R4
   Threadneedle Emerging Markets                            --    R2    --    R4    --
   Threadneedle Global Equity                               --    R2    R3    R4    --
   Threadneedle Global Equity Income                        --    R2    R3    R4    --
   Threadneedle Global Extended Alpha                       --    R2    R3    R4    --
RiverSource Government Income Series, Inc.
   RiverSource Short Duration U.S. Government               --    R2    --    R4    --
   RiverSource U.S. Government Mortgage                     --    --    --    R4    --
RiverSource High Yield Income Series, Inc.
   RiverSource High Yield Bond                              --    R2    R3    R4    --
RiverSource Income Series, Inc.
   RiverSource Income Builder Basic Income                  --    --    --    R4    --
   RiverSource Income Builder Moderate Income               --    --    --    R4    --
   RiverSource Income Builder Enhanced Income               --    --    --    R4    --
RiverSource International Series, Inc.
   RiverSource Disciplined International Equity             --    R2    R3    R4    --
   Threadneedle European Equity                             --    --    --    R4    --
   Threadneedle International Opportunity                   --    R2    R3    R4    --
RiverSource International Managers Series, Inc.
   RiverSource Partners International Select Growth         --    R2    --    R4    --
   RiverSource Partners International Select Value          --    --    --    R4    --

Plan Administration Services Agreement
Page 5


                                                                     CLASSES
                                                           ---------------------------
                           FUNDS                            E     R2    R3    R4    Y
--------------------------------------------------------   ---   ---   ---   ---   ---
   RiverSource Partners International Small Cap             --    --    --    R4    --
RiverSource Investment Series, Inc.
   RiverSource Balanced                                     --    R2    --    R4    --
   RiverSource Disciplined Large Cap Growth                 --    R2    R3    R4    --
   RiverSource Disciplined Large Cap Value                  --    R2    R3    R4    --
   RiverSource Diversified Equity Income                    --    R2    R3    R4    --
   RiverSource Mid Cap Value                                --    R2    R3    R4    --
RiverSource Large Cap Series, Inc.
   RiverSource Disciplined Equity                           --    R2    R3    R4    --
   RiverSource Growth                                       --    R2    R3    R4    --
   RiverSource Large Cap Equity                             --    R2    R3    R4    --
   RiverSource Large Cap Value                              --    R2    R3    R4    --
RiverSource Managers Series, Inc.
   RiverSource Partners Aggressive Growth                   --    R2    R3    R4    --
   RiverSource Partners Fundamental Value                   --    --    --    R4    --
   RiverSource Partners Select Value                        --    --    --    R4    --
   RiverSource Partners Small Cap Equity                    --    --    --    R4    --
   RiverSource Partners Small Cap Value                     --    R2    R3    R4    --
RiverSource Market Advantage Series, Inc.
   RiverSource Portfolio Builder Moderate Conservative      --    --    --    R4    --
   RiverSource Portfolio Builder Aggressive                 --    --    --    R4    --
   RiverSource Portfolio Builder Conservative               --    --    --    R4    --
   RiverSource Portfolio Builder Moderate                   --    --    --    R4    --
   RiverSource Portfolio Builder Moderate Aggressive        --    --    --    R4    --
   RiverSource Portfolio Builder Total Equity               --    --    --    R4    --
   RiverSource S&P 500 Index                                 E    --    --    --    --
   RiverSource Small Company Index                          --    --    --    R4    --
RiverSource Money Market Series, Inc.
   RiverSource Cash Management                              --    --    --    --     Y
RiverSource Sector Series, Inc.
   RiverSource Dividend Opportunity                         --    R2    R3    R4    --
   RiverSource Real Estate                                  --    --    --    R4    --
RiverSource Selected Series, Inc.
   RiverSource Precious Metals and Mining                   --    --    --    R4    --
RiverSource Series Trust
   RiverSource Recovery and Infrastructure                  --    R2    R3    R4
   RiverSource Retirement Plus 2010                         --    R2    R3    R4     Y
   RiverSource Retirement Plus 2015                         --    R2    R3    R4     Y
   RiverSource Retirement Plus 2020                         --    R2    R3    R4     Y
   RiverSource Retirement Plus 2025                         --    R2    R3    R4     Y
   RiverSource Retirement Plus 2030                         --    R2    R3    R4     Y
   RiverSource Retirement Plus 2035                         --    R2    R3    R4     Y
   RiverSource Retirement Plus 2040                         --    R2    R3    R4     Y
   RiverSource Retirement Plus 2045                         --    R2    R3    R4     Y
RiverSource Strategic Allocation Series, Inc.
   RiverSource Strategic Allocation                         --    R2    R3    R4    --
   RiverSource Strategic Income Allocation                  --    R2    R3    R4    --
RiverSource Strategy Series, Inc.
   RiverSource Equity Value                                 --    R2    R3    R4    --
   RiverSource Partners Small Cap Growth                    --    R2    R3    R4    --

Plan Administration Services Agreement
Page 6


                                                                     CLASSES
                                                           ---------------------------
                           FUNDS                            E     R2    R3    R4    Y
--------------------------------------------------------   ---   ---   ---   ---   ---
   RiverSource Small Cap Advantage                          --    R2    R3    R4    --
Seligman Cash Management Fund, Inc.                         --    R2    --    --    --
Seligman Capital Fund, Inc.                                 --    R2    R3    R4    --
Seligman Common Stock Fund, Inc.                            --    R2    --    --    --
Seligman Communications and Information Fund, Inc.          --    R2    R3    R4    --
Seligman Core Fixed Income Fund, Inc.                       --    R2    --    --    --
Seligman Frontier Fund, Inc.                                --    R2    R3    R4    --
Seligman Global Fund Series, Inc.
   Seligman Global Smaller Companies Fund                   --    R2    --    --    --
   Seligman Global Technology Fund                          --    R2    R3    R4    --
   Seligman Emerging Markets Fund                           --    R2    --    --    --
   Seligman Global Growth Fund                              --    R2    --    --    --
   Seligman International Growth Fund                       --    R2    --    --    --
Seligman Growth Fund, Inc.                                  --    R2    R3    R4    --
Seligman High Income Fund Series
   Seligman High-Yield Fund                                 --    R2    --    --    --
   Seligman U.S. Government Securities Fund                 --    R2    --    --    --
Seligman Income and Growth Fund, Inc.                       --    R2    --    --    --
Seligman LaSalle Real Estate Fund Series, Inc.
   RiverSource LaSalle Global Real Estate Fund              --    R2    R3    R4    --
   RiverSource LaSalle Monthly Dividend Real Estate Fund    --    R2    R3    R4    --
Seligman TargetHorizon ETF Portfolios, Inc.
   Seligman TargETFund 2045                                 --    R2    --    --    --
   Seligman TargETFund 2035                                 --    R2    --    --    --
   Seligman TargETFund 2025                                 --    R2    --    --    --
   Seligman TargETFund 2015                                 --    R2    --    --    --
   Seligman TargETFund Core                                 --    R2    --    --    --
Seligman Value Fund Series, Inc.
   Seligman Large-Cap Value Fund                            --    R2    R3    R4    --
   Seligman Smaller-Cap Value Fund                          --    R2    R3    R4    --

Plan Administration Services Agreement
Page 7


                                    EXHIBIT B

                          PLAN ADMINISTRATION SERVICES

In exchange for the Plan Administration Fee payable on the share classes of the Funds, as set forth on Exhibit C, RiverSource Service Corporation shall enter into agreements with third party administrators to provide Plan Administration Services that may include, but are not limited to, the following:

Plan Implementation and Conversion Services such as:

     Design, provide, prepare or amend plan documents

     Collect historical data

     Set-up plan on recordkeeping system

     Coordinate transfer of assets

     Prepare and submit plan Internal Revenue Service filings

     Prepare summary plan description and summaries of material modification

     Prepare participant enrollment kits

     Conduct plan education and enrollment meetings

Recordkeeping Services such as:

     Administer participant contributions

     Administer employer contributions

     Administer participant forfeitures

     Administer participant withdrawals

     Administer dividends, capital gains and interest payments

     Administer investment net asset value fluctuations

     Administer investment allocations

     Balance or reconcile transactions

     Administer vesting schedules

Plan Maintenance Services such as

     Review employee and participant data

     Conduct or administer discrimination testing

     Conduct or administer top heavy testing

     Monitor section 402(g) compliance

     Monitor section 415 compliance

     Prepare or provide data for annual reports and Form 5500s

     Conduct compliance consulting

Plan and Participant Reports such as:

     Periodic participant statements

     Participant activity reports

     Periodic plan or trust statements

Administrative Services such as:

     Provide distribution options

     Provide and administer forms

Plan Administration Services Agreement
Page 8


     Administer qualified domestic relations orders

     Administer loans

     Administer rollovers

     Withhold taxes

     Prepare and transmit tax forms

     Issue checks Administer asset transfers

Education Activities such as:

     Create or make available plan education material

     Develop or provide programs designed to increase plan participation

     Help participants consider investment/retirement goals

     Provide general or customized plan education programs

     Provide retirement readiness education material

     Provide personalized statements

     Support retirement education software, such as Morningstar Clear Future

     Offer face to face education seminars

     Create or distribute participant educational newsletters

     Create or provide plan signage or posters

Plan Sponsor Education Services such as:

     Provide plan or investment option information to plan sponsors

Website and Inter-active Voice Response (IVR) System Maintenance Services such as:

     Establish, maintain or improve plan website and IVR systems

Plan Administration Services Agreement
Page 9


                                                                As of 12/11/2006

                                    EXHIBIT C

SHARE CLASS    FEE
-----------   -----
Class E       0.15%
Class R2      0.25%
Class R3      0.25%
Class R4      0.25%
Class Y       0.15%